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                 MANN NON-COMPETITION AGREEMENT


     THIS AGREEMENT, dated as of the 24th day of May, 1996, among ATC ENVIRONMENTAL INC., a Delaware corporation with its principal place of business at 104 East 25th Street, New York, New York 10010 ("ATC"), GERALD D. MANN, a resident of the State of Florida whose address is 28 Casa Mar Lane, Naples, Florida 33940 ("GDM"), and MANN TECHNOLOGY, INC., an Indiana corporation with its principal place of business at 8665 Bash Street, Indianapolis, Indiana 46256-1202 ("MTI").

      1. Conditions Precedent. Conditions precedent to the commencement and continued existence of this Non-Competition Agreement (this "Agreement") and all terms hereof are: (i) the delivery and closing of an Agreement for Sale and Purchase of Business Assets (the "Asset Purchase Agreement"), the Consulting Services Agreement between GDM and ATC, each and every Related Agreement referenced in the Asset Purchase Agreement, and Bill of Sale and Assignment from American Testing and Engineering Corporation ("ATEC") to ATC conveying (or leasing as applicable) to ATC the specified business assets of ATEC and (ii) the actual consummation of such transaction resulting in the acquisition of such ATEC assets by ATC (the "Asset Purchase"). If the Asset Purchase Agreement or any of the Related Agreements shall be lawfully terminated or rescinded by any party thereto due to the fault of a party other than ATC, then this Agreement shall likewise terminate.

     2. Term. The term of this Agreement shall commence on the date first set forth above and will continue thereafter for a period of twenty (20) years.

      3. Payment. For its performance throughout the full term of the restrictive covenants of Section 4. and the other obligations of this Agreement, ATC will:

           (a) Cash at Closing. Pay GDM Two Million and no/100 Dollars ($2,000,000.00) on the date of execution hereof. This payment will be made by wire transfer to the account named Gerald D. and Edna E. Mann at First Union National Bank of Florida, routing number ABA 063000021, account number 3090007751657.

          (b) Amortization of Consideration. ATC deems the consideration paid to GDM as earned by him at an annual rate of One Hundred Thousand and no/100 Dollars
     ($100,000.00); provided, however, GDM shall not be required to return any portion of such consideration in

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     the  event  that  this Agreement shall  be  terminated,
     whether for cause or otherwise, and the remedies against GDM of ATC shall be limited to actual damages or appropriate equitable relief against GDM, including
     injunction.   This  limitation  shall  not  necessarily
     prohibit the refund of consideration in the case  of  a
     rescission   ab initio of the transactions contemplated
     by the Purchase Agreement and the Related Agreements.

     4. Restrictive Covenants. GDM agrees, in consideration of the payments made by ATC hereunder, to abide strictly by the following covenants. GDM agrees that for a period of twenty (20) years after Closing, he will not:

           (a) Non-Competition. Within the regulated zone, either directly or indirectly, perform for hire the same or similar services in which ATC or ATEC are engaged or own, or participate in, be employed by, or serve as a consultant or other agent or contractor to or for any business or enterprise (including any entity consisting of only GDM or members of the Mann family), other than ATC, engaged in the same or similar fields of services as ATC, without the express written consent of ATC. The "regulated zone" means all areas within the fifty states of the United States and all counties in the State of California listed in Schedule 4(a) attached hereto. The fields in which ATC or ATEC are engaged include (but are not necessarily limited to): asbestos testing, design and consulting; lead testing, design and consulting; environmental assessments and risk assessments; remedial investigations; remedial action consulting, planning and design; soil and groundwater remediation; asbestos and general analytical laboratory services; industrial hygiene consulting; air quality testing, design and consulting; environmental and facilities management software development and distribution; civil and geo-technical engineering; and geo-technical and materials testing. ATC acknowledges that GDM has ownership interests in Mann Realty Co. d/b/a D.B. Mann Development Co. which develops, owns and manages real estate and is not in competition with ATC or ATEC. In addition, GDM has an ownership interest in MTI which is the general partner of Waste Abatement Technology, L.P. ("WATEC"), which is subject to a separate non-competition agreement with ATC.

           (b) Non-Disclosure. Use for his benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person, firm, association or company other than ATC or its affiliates, any information regarding the business methods, business policies, procedures, techniques, research or development

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     projects  or  results,  trade  secrets,  customers   or
     clients or any other confidential information relating to or dealing with the business operations of ATC, the Purchased Assets or the business associated with the Purchased Assets as defined under the Asset Purchase Agreement.

            (c) Non-Solicitation - Employees. Either directly or indirectly, for himself or any person or entity other than ATC, hire or induce or attempt to influence any employee or former employee of ATC or its affiliates to terminate such employment. An employee of ATC shall be considered a "former employee" for a period of one (1) year following termination of employment with ATC.

           (d) Non-Solicitation - Customers. Within the regulated zone, and, with respect to any customer with whom he has developed a relationship or about whom he acquired knowledge of its needs, preferences, pricing or other information of material competitive value, within any location where that customer is doing business, directly or indirectly on behalf of himself or any third party, make any sales contact with, or solicit or accept business from, any customers of ATC or its affiliates or of ATEC, provided however, that this restriction shall apply only to products or services which are competitive with those of ATC or its affiliates.

           (e) Use of Names. Except for the benefit of ATC and its affiliates, use the name "ATEC Associates, Inc.," "ATEC," any of the other names listed in
     Section   1.01(a)(6)  of  the  Purchase  Agreement   as
     conveyed for the exclusive use of ATC, or any customarily utilized portion or abbreviation thereof as a business name, either alone or in conjunction with other words or represent to any potential client that they are the "old" or "real" ATEC.

      5. Definitions. Except as otherwise defined in this Agreement or as the context otherwise plainly requires, terms used herein shall have the same meaning as in the Asset Purchase Agreement. Undefined terms shall have their ordinary meaning. The term "participate in" means "directly or indirectly, for his own benefit or for, with, or through any other person or entity, own manage, operate, control, loan money to, or participate in the ownership (except as a non-controlling owner of less than 5% of the stock of a publicly-held corporation), management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in." The term "participate in" does not include ATEC's, MTI's or GDM's (and his family) interest in WATEC which is governed by the WATEC Non-Competition Agreement executed on this date.


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       6.    Reasonable  and  Necessary.   GDM  agrees  that  the
provisions of this Agreement are reasonable in scope and duration and are necessary to protect the bona fide confidential business information purchased by ATC from ATEC and to protect the value of the Purchased Assets, the associated good will and ATC's interest
therein.   GDM  agrees  that it has either  had  offices  or  has
actively and substantially performed services throughout the entire United States and that this area is therefore a necessary and reasonable coverage area. GDM agrees that because of his principal position in ATEC with access to all proprietary information and with key customer relationships, the restrictive covenants of him personally herein are necessary and reasonable for the protection of the Purchased Assets. GDM expressly agrees
that   the   customer  names  and  other  customer  and  business
information purchased by ATC from ATEC is proprietary, and it agrees that a breach of any of these provisions will cause irreparable harm for which money damages alone will not be sufficient compensation and that ATC shall have available to it, in addition to any other remedies available by law, equitable remedies, including the remedy of injunction, to enjoin the
breach   or   threatened  breach  of  the  provisions   of   this
paragraph 6.

       7. Non-Assignability. GDM shall not let, transfer, or assign, voluntarily or by operation of law, or otherwise, this Agreement or any part thereof, or any amounts due or to become due hereunder, without the prior written consent of ATC.

      8. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all memoranda or existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

       9. Disability or Death of GDM. In the event of the disability or death of GDM, MTI shall be responsible through its officers and employees for the performance of the duties and responsibilities of GDM during the remaining term of this Agreement.

      10. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect and the arbitrator shall have authority to modify such provision to render it lawful, unless the result thereof would result in an unjust modification of the balance of rights and obligations hereunder. Notwithstanding the foregoing, no modification shall require GDM to refund any portion of the Consideration.

     11. Dispute Resolution. All disputes hereunder between the parties shall be resolved in accordance with Section 10.15 of the Asset Purchase Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement by duly authorized officers in the case of ATC and MTI and caused it to be dated as first above written.


ATC ENVIRONMENTAL INC.


By: /s/ Nicholas J. Malino      By:   /s/ Gerald D. Mann
   -----------------------         ----------------------------
   Nicholas J. Malino,                  Gerald D. Mann
   Senior Vice President

           ATC                                  GDM



                                   MANN TECHNOLOGY, INC.


                                   By:  /s/ Gerald D. Mann
                                      --------------------------
                                      Gerald D. Mann, President

                                                 MTI





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